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              ALLIANCE GROWTH AND INCOME FUND, INC.

                     ARTICLES OF RESTATEMENT


         ALLIANCE GROWTH AND INCOME FUND, INC., a Maryland

corporation having its principal office in the City of

Baltimore (hereinafter called the "Corporation"), hereby

certifies to the State Department of Assessments and

Taxation of Maryland that:

         I.   The Corporation desires to restate its Charter

as currently in effect.

         II.  The Charter as restated is as follows:

         FIRST:  We, the subscribers hereto, Hugh Bullock,
G. P. Parkerson and B. Rush Field, the post office address of all of whom is 1 Wall Street, New York, New York, and all of whom are adult persons of full legal age, do hereby associate ourselves with the intention of forming a corporation under and by virtue of the general laws of the State of Maryland authorizing the formation of corporations.

         SECOND: The name of the corporation (hereinafter called the Corporation) is Alliance Growth and Income Fund,
Inc.

         THIRD: The purpose or purposes for which the Corporation is formed and the business or objects to be carried on and promoted by it are as follows:

         (1) To purchase or otherwise acquire, hold for investment or otherwise, sell, exchange or otherwise dispose of full or part paid securities (which term "securities" shall for the purpose of this Article, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by any persons, firms, associations, corporations, syndicates, combinations, organizations, governments or subdivisions



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    thereof, and to underwrite, and generally to deal in any
    such securities; and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof; provided however that the Corporation

         (a) shall not purchase any securities or evidences of interest therein on "margin", that is to say in a transaction in which it has borrowed all or a portion of the purchase price and pledged the purchased securities or evidences of interest therein as collateral for the amount so borrowed;

         (b) shall not contract to sell any security or evidence of interest therein except to the extent that the same shall be owned by the Corporation and be available for delivery in satisfaction of any such sale;

         (c)  shall not purchase the securities, or
    evidences of interest therein, of any person, firm, association, corporation, syndicate, combination, organization, government or any subdivision thereof (other than the United States of America), if, upon such purchase, more than 5% of its net assets, determined in such manner as may be approved by the Board of Directors of the Corporation, would consist of the securities, or evidences of interest therein, of such person, firm, association, corporation, syndicate, combination, organization, government or subdivision; or

         (d) will not borrow any money or mortgage or pledge any of its property, real or personal; such prohibition does not prohibit the escrow arrangements contemplated by the writing of covered call options.

         (2)  To invest its funds from time to time:

         (a) by deposit at interest in any bank, savings bank or trust company in good standing organized under the laws of the United States of America or under the laws of any State thereof and having a capital, surplus and undivided profits aggregating not less than $5,000,000;

         (b) in call loans upon collateral security, at not more than 80% of the market price of said collateral; or

         (c) in bonds, certificates and short term notes of the United States Government.

         (3) To issue and sell shares of its own capital stock and any certificates, receipts, warrants or other


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    instruments representing rights to receive, purchase or
    subscribe for the same, or representing any interest therein, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of Maryland and by this certifi-cate of incorporation, as its Board of Directors may determine; provided however that except as part of an offering to the stockholders of the Corporation the Corporation shall not sell any shares of its own capital stock at a price less than an amount equal to their liquidating value, computed on the basis and as of the time hereafter in Article SEVENTH hereof set forth, or greater than an amount equal to such liquidating value plus a premium of 9% of an amount equal to the sum of such liquidating value and such premium.

         (4) To purchase or otherwise acquire (without the vote or consent of the holders of stock of the Corporation), hold, dispose of, transfer, reissue or cancel its own securities (including shares of its capital stock), in any manner and to the extent now or hereafter permitted by the laws of said State and by this certificate of incorporation.

         (5) To conduct its business in all its branches at one or more offices in Maryland and elsewhere in any part of the world, without restriction or limit as to extent.

         (6) To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, appropriate or desirable for the accom-plishment, carrying out or attainment of all or any of the foregoing purposes or objects.

         The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of this certificate of incorporation, and shall each be regarded as independent, and construed as powers as well as objects and purposes.

         FOURTH: The post office address of the place at which the principal office of the Corporation in the State of Maryland will be located is c/o The Corporation Trust
Incorporated, 32 South Street, Baltimore, Maryland 21202.

         The name of the Corporation's resident agent is The
Corporation Trust Incorporated, the post office address of



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which is 32 South Street, Baltimore, Maryland 21202.  Said
resident agent is a corporation of the State of Maryland.

         FIFTH: (1) (a) The total number of shares which the Corporation has authority to issue is 450 million (450,000,000) shares of capital stock of the par value of twenty-five cents ($.25) each consisting of 225 million (225,000,000) shares designated "Class A Common Stock" and 225 million (225,000,000) shares designated "Class B Common Stock," having an aggregate par value of $112,500,000. The shares of the Corporation's capital stock issued and outstanding at the effective time of the amendment adding this provision are hereby reclassi-fied as "Class A Common Stock."

         (b) As more fully set forth hereafter, the assets and liabilities and the income and expenses of each class of the Corporation's stock may be determined separately and, accordingly, the net asset value, the liquidating value, the dividends payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders of shares of the Corpora-tion's stock may vary from class to class. Except for these differences and certain other differences here-after set forth, each class of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of and rights to require redemption.

         (c) All consideration received by the Corporation for the issue or sale of shares of a class of the Corporation's stock, together with all funds derived from any investment and reinvestment thereof and, in the case of Class A Common Stock, all assets attributable to shares of Common A Common Stock into which shares of Class B Common Stock have been converted, shall irrevocably belong to that class for all purposes, subject only to the automatic conversion of Class B Common Stock into Class A Common Stock and the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration and assets attributable to shares that have been converted as well as any funds derived from any investment and reinvestment are herein referred to as "assets belonging to" that class. The assets belonging to the Class A Common Stock and the assets belonging to the Class B Common Stock shall be jointly invested in the same investment portfolio of the Corporation. Income or gain from investments by the Corporation will be allocated to each class based on the net asset value of each class.


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    The assets belonging to a class of the Corporation's
    stock shall be charged with the liabilities of the Corporation with respect to that class and with that class' share of the liabilities of the Corporation not attributable to any particular class, in the latter case in the proportion that the net asset value of that class (determined without regard to such liabilities) bears to the net asset value of all classes of the Corporation's stock (determined without regard to such liabilities). The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, and assets to a particular class or classes.

         (d) In the event of the liquidation or dissolution of the Corporation, the stockholders of a class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that class less the liabilities allocated to that class. The assets so distributable to the stockholders of a class shall be distributed among such stockholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation.
    In the event that there are any assets available for distribution that are not attributable to any particular class of stock, such assets shall be allocated to all classes in proportion to the net asset value of the respective classes.

         (2) At all times each stockholder of the Corpora-tion shall be entitled to one vote for each share of stock standing in his name on the books of the Corpora-tion. The holders of the Class A Common Stock shall have (a) exclusive voting rights with respect to provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment
    Company Act of 1940 (a "Plan") applicable to Class A
    Common Stock and (b) no voting rights with respect to provisions of any Plan applicable to the Class B Common
    Stock. The holders of the Class B Common Stock shall have (i) exclusive rights with respect to provisions of any Plan adopted by the Corporation applicable to the Class B Common Stock and (ii) no voting rights with respect to provisions of any Plan applicable to the Class A Common Stock.

         (3) (a) The Corporation shall distribute and pay, from time to time in each year, dividends from net cash income of the Corporation. The amount of any such dividend shall be fixed by the Board of Directors in its


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    discretion, provided that there shall be so distributed
    in each fiscal year approximately the amount of the net cash income received by the Corporation during such fiscal year. For the purpose of this provision cash income shall mean the aggregate of (a) all cash received by way of dividends (except liquidating dividends) or as interest, (b) the net cash proceeds received from the sale, pursuant to the provisions of section (1) of Article SEVENTH hereof, of dividends and distributions, other than in cash, received by the Corporation by way of income upon its investments, and (c) all amounts received for accrued income upon the issue and sale of its own stock which shall be allocated to the respective period for which such income is computed; and net cash income shall mean the amount of cash income remaining after deduction of all expenses paid or accrued and the amount of all taxes, assessments or governmental charges, if any, which the Corporation may be required to pay or deduct or withhold under any present or future law of the United States of America or of other taxing authority therein, except taxes upon any profits which may be realized by the Corporation and which are not credited to cash income pursuant to the provisions of this certificate of incorporation, and any amounts set aside in any reserve fund which the Corporation may in its discretion create to provide for any contingent tax or other liability. The determination of the Board of Directors as to the manner of determination and amount of such net cash income, surplus or profits shall be conclusive upon all stockholders.

         (b) The Corporation may also, in the discretion of the Board of Directors, distribute and pay to the stockholders of record from time to time, in such form as the Board of Directors may determine, additional dividends from any assets of the Corporation legally available for the payment thereof (excluding unrealized appreciation of the Corporation's assets). At the time of the payment of any dividend under the provisions of this subdivision (b), each stockholder to whom such dividend is paid shall be notified of the amount thereof and of the account or accounts from which it was paid.

         (c) Dividends with respect to the Class A Common Stock and the Class B Common Stock shall be in such amount as may be declared from time to time by the Board of Directors and such dividends may vary as between such classes to reflect differing allocations of the expenses of the Corporation between the holders of the Class A Common Stock and the holders of the Class B Common Stock and any resultant differences between the net asset


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    value of the Class A Common Stock and the net asset
    value of the Class B Common Stock to such extent and for such purposes as the Board of Directors may deem appro-priate.

         (4) (a) Each holder of the capital stock of the Corporation, upon request to the Corporation accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer or any such other form as the Board of Directors may provide shall be entitled to require the Corporation, to the extent that the Corporation shall have any surplus available for such purpose and out of such surplus, to purchase all or any part of the shares of capital stock standing in the name of such holder on the books of the Corpora-tion, at the liquidating value of such shares. The proceeds of the redemption of a share of the Class B Common Stock (including a fractional share) shall be reduced by the amount of any applicable contingent deferred sales charge payable on such redemption. The method of computing such liquidating value, the time as of which such liquidating value shall be computed and the time of payment therefor shall be determined as hereafter in Article SEVENTH of this certificate of incorporation provided. The Corporation shall, to the extent necessary, sell any securities held by it to provide cash for the purchase of its shares.

         (b) In addition, the Board of Directors is hereby empowered to authorize the purchase by the Corporation, either directly or through an agent, of shares of the capital stock of the Corporation (upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable) out of surplus. The prices to be paid by the Corporation upon such purchases shall be as follows during the periods and under the circumstances indicated:

              (i) With respect to any offer for the sale of shares to the Corporation received during the period beginning at any close of the New York Stock Exchange and ending at the next opening of said Exchange, an amount not in excess of the liqui-dating value of such shares determined, in the manner hereafter in Article SEVENTH of this certificate of incorporation provided, as of such close, and

             (ii) With respect to any offer for the sale of shares to the Corporation received during the period beginning at any opening of the New York


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         Stock Exchange and ending at the close of said
         Exchange on the same day, an amount not in excess of the value of such shares as estimated by the officers of the Corporation on such bases and in such manner as may be approved by the Board of Directors, except that at any time (including a time when the New York Stock Exchange is not open for business) any offer for the sale of shares to the Corporation may be accepted at a price not in excess of the liquidating value thereof determined, in the manner hereafter in Article SEVENTH of this certificate of incorporation provided, as of the close of the New York Stock Exchange next succeeding the time of the receipt of such offer.

         (c)  All shares of the capital stock of the
    Corporation now or hereafter authorized shall be "subject to redemption" and "redeemable", in the sense used in the general laws of the State of Maryland authorizing the formation of corporations, at the redemption or purchase price for any such shares, determined in the manner set out in this certificate of incorporation or in any amendment thereto; provided, however, that the shares of stock shall not be subject to redemption at the option of the Corporation at less than the par value thereof. In the absence of any specification as to the purpose for which shares of the capital stock of the Corporation are repurchased by it, all shares so repurchased shall be deemed to be "purchased for retirement" in the sense contemplated by the laws of the State of Maryland and the number of the authorized shares of the capital stock of the Corpora-tion shall not be reduced by the number of any shares repurchased by it.

         (5) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a majority or other designated proportion of the shares or of the shares of each class, or to be otherwise taken or authorized by a vote of the stockholders, such action (except as otherwise provided in Article EIGHTH) shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon pursuant to the provisions of this certificate of incorporation or any amendment hereto.

         (6) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe


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    for any shares of the capital stock of the Corporation
    which it may issue or sell (whether out of the number of shares authorized by this certificate of incorporation, or by any amendment hereto, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof), other than such right, if any, as the Board of Directors, in its discretion, may deter-mine.

         (7) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of this certificate of incorporation.

         (8) (a) Each share of the Class B Common Stock, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Common Stock, shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the Class A
    Common Stock on the date that is the first Corporation business day in the month following the month in which the eighth anniversary date of the date of issuance of the share falls (the "Conversion Date").

         (b) Each share of Class B Common Stock purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Common Stock shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the sub-account of the holder of record of the share or shares being converted, calcu-lated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the Class A Common Stock. The number of shares in the holder's sub-account so converted shall bear the same relation to the total number of shares maintained in the subaccount on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to subdivision
    (a) hereof bears to the total number of shares of the Class B Common Stock of the holder on the Conversion Date (immediately prior to conversion) not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B Common Stock.

         (c)  The number of shares of the Class A Common
    Stock into which a share of the Class B Common Stock is converted pursuant to subdivisions (a) and (b) hereof shall equal the number (including for this purpose


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    fractions of a share) obtained by dividing the net asset
    value per share of the Class B Common Stock for purposes of sales and redemptions thereof on the Conversion Date by the net asset value per share of the Class A Common Stock for purposes of sales and redemptions thereof on the Conversion Date.

         (d) On the Conversion Date, the shares of the Class B Common Stock converted into shares of the Class A Common Stock will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the number of shares of Class A Common Stock into which the shares of Class B Common Stock have been converted and declared but unpaid dividends to the Conversion Date) will cease. Certificates representing shares of the Class A Common Stock resulting from the conversion need not be issued until certificates representing shares of the Class B Common Stock converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

         SIXTH: The number of directors of the Corporation and their names are set forth in Article IV of these Articles of Restatement.

         SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

         (1) All dividends and distributions, other than in cash, received by the Corporation by way of income upon its investments shall be sold and the net cash proceeds of all such sales shall be credited to cash income and shall be distributed to the stockholders of the Corpora-tion in the manner prescribed by subdivision (a) of section (3) of Article FIFTH hereof. The Board of Directors shall have full power to determine what receipts of the Corporation shall constitute income and what shall constitute principal and to make such alloca-tion of any particular receipt between principal and income as it may deem proper and its decision shall be conclusively binding upon all stockholders.

         (2) The by-laws of the Corporation may fix the number of directors at a number greater or less than that named in this certificate of incorporation, pro-vided that in no case shall the number of directors be less than three, and may authorize the Board of Directors, by the vote of a majority of the entire Board


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    of Directors, to increase or decrease the number of
    directors fixed by this certificate of incorporation or by the by-laws within a limit specified in the by-laws, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the by-laws of the Corporation, the directors of the Corporation need not be stockholders therein.

         (3) The Board of Directors shall, subject to the laws of Maryland, have power to determine from time to time whether and to what extent and at what times and places and under what conditions and regulations any accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of Maryland, unless and until authorized so to do by resolution of the Board of Directors, or of the stockholders; provided, however, that, subject to such reasonable restrictions as the Board of Directors may prescribe, the Corporation shall at any time, upon the written request of any registered holder of its stock, mail to such stockholder a state-ment of the assets then belonging to the Corporation, which shall contain a complete and itemized list of the shares of stock and/or other assets then held by the Corporation.

         (4)  Any director, or any officer elected or
    appointed by the Board of Directors or by any committee of said Board or by the stockholders or otherwise, may be removed at any time, with or without cause, in such lawful manner as may be provided in the by-laws of the Corporation.

         (5)  If the by-laws so provide, the Board of
    Directors of the Corporation shall have power to hold its meetings, to have an office or offices and, subject to the provisions of the laws of Maryland, to keep the books of the Corporation outside of said State at such places as may from time to time be designated by it.

         (6) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of Maryland, of this certificate of incorporation, and of the by-laws of the Corporation. Its construction of the provisions of this



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    certificate of incorporation and of the by-laws shall be
    conclusive.

         (7) Shares of stock in other corporations shall be voted by such officer or officers of the Corporation as the Board of Directors shall designate for the purpose, or by a proxy or proxies thereunto duly authorized by the Board of Directors, except as otherwise ordered by vote of the holders of a majority of the shares of the capital stock of the Corporation outstanding and entitled to vote in respect thereto.

         (8) (a) Any officer, director, employee or stock-holder of the Corporation, either directly or through a partnership, association or corporation, may act as broker and may be paid the customary brokerage commis-sions in the purchase and/or sale of securities for the account of the Corporation, and may purchase or sell, or act as broker, distributor or underwriter in connection with the sale of, stock, warrants and any other securi-ties which may be issued by the Corporation, and may be an officer and/or director and/or employee and/or holder of the securities of any corporation, any of the securities of which may be owned by the Corporation, and each and every person who may become an officer, director or employee of the Corporation is hereby relieved from any liability that might otherwise exist from contracting as aforesaid with the Corporation for the benefit of himself or any partnership, association or corporation in which he may be interested.

         (b)  Subject only to the provisions of subdivision
    (a) of this section (8), any director, officer or employee individually, or any partnership of which any director, officer or employee may be a member, or any corporation or association of which any director, officer or employee may be an officer, director, trustee, employee or stockholder, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided that in case a director, or a partnership, corporation or association of which a director is a member, officer, director, trustee, employee or stockholder is so interested, such fact shall be disclosed or shall have been known to the Board of Directors or a majority thereof. Any director of the Corporation who is so interested or who is also a director, officer, trustee, employee or stockholder of such other corporation or association or a member of such partnership which is so


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    interested, may be counted in determining the existence
    of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director, officer, trustee, employee or stockholder of such other corporation or association or not so interested or a member of a partnership so interested.

         (c) Specifically, but without limitation of the foregoing, the Corporation may, subject only to the provisions of subdivision (a) of this section (8), enter into a management contract and/or other contracts with, and may otherwise do business with Calvin Bullock, a New York Joint Stock Association, notwithstanding that the Board of Directors of the Corporation may be composed entirely or partly of directors, officers, employees or stockholders of said Joint Stock Association, and officers of the Corporation may be or become officers, directors, employees or stockholders of said Joint Stock Association, and in the absence of fraud the Corporation and Calvin Bullock may deal freely with each other, and no contract or transaction between the Corporation and Calvin Bullock shall be invalidated or in any wise affected thereby, nor shall any director or officer of the Corporation be liable to the Corporation or to any stockholder or creditor thereof, or to any other person, for any loss incurred by it or him under or by reason of any such contract or transaction; provided always that such contract or transaction shall have been on terms that were not unfair at the time at which it was entered into.

         (d) Nothing herein contained shall protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         (9) (a) The liquidating value of each share of the capital stock of the Corporation, surrendered to the Corporation for repurchase pursuant to the provisions of subdivision (a) of section (4) of the foregoing Article FIFTH of this certificate of incorporation shall be determined as of the close of business on the first full business day on which the New York Stock Exchange is open next succeeding the date on which such capital stock is surrendered to the Corporation for purchase.

         (b) The liquidating value of each share of the capital stock of the Corporation for the purpose of the issue of such capital stock shall be determined either as of the close of business on the last business day on which the New York Stock Exchange was open next pre-ceding the date on which a subscription to such stock was accepted or in accordance with any provision of the Investment Company Act of 1940 or any rule or regulation thereunder, including any rule or regulation made or adopted pursuant to Section 22 of the Investment Company Act of 1940 by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934.

         (c) The liquidating or net asset value of each share of a class of the capital stock of the Corporation as of the close of the New York Stock Exchange on any day shall be the quotient obtained by dividing the value, as at such close, of the assets belonging to that class less the liabilities of the Corporation charged to that class by the total number of shares of that class outstanding at such close, all determined and computed as follows:

              A.   The assets of the Corporation shall be
         deemed to include (a) all cash on hand, on deposit, or on call, (b) all bills and notes and accounts receivable, (c) all shares of stock and subscrip-tion rights and other securities owned or con-tracted for by the Corporation, other than its own capital stock, (d) all stock and cash dividends and cash distributions to be received by the Corpora-tion and not yet received by it but declared to stockholders of record on a date on or before the date as of which the liquidating value is being determined, (e) all interest accrued on any interest bearing securities owned by the Corpora-tion and (f) all other property of every kind and nature including prepaid expenses; the value of such assets to be determined as follows:

                   (1)  The value of any cash on hand, on
              deposit, or on call, bills and notes and accounts receivable, prepaid expenses, cash dividends and accrued interest declared or accrued as aforesaid and not yet received, shall be deemed to be the face amount thereof unless the Board of Directors shall have determined that any such deposit, call loan, bill, note or account receivable is not worth the face amount thereof, in which event the value thereof shall be deemed to be such value as the Board of Directors shall deem to be the reasonable value thereof;

                   (2)  Securities owned shall be valued at
              market value, or in the absence of readily available market quotations at fair value, both as determined pursuant to methods approved by the Board of Directors and in accordance with applicable statutes and regulations.

              B. The liabilities of the Corporation shall be deemed to include (a) all bills and notes and accounts payable, (b) all administrative expenses payable and/or accrued, (c) all contractual obligations for the payment of money or property, including the amount of any unpaid dividend upon the Corporation's stock, declared to stockholders of record on or before the day as of which the value of the Corporation's stock is being deter-mined, (d) all reserves authorized or approved by the Board of Directors for taxes or contingencies, including reserves for taxes at current rates based on any unrealized appreciation in the volume of the assets of the Corporation and (e) all other liabilities of the Corporation of whatsoever kind and nature except liabilities represented by outstanding capital stock and surplus of the Corporation.

              C.   For the purposes hereof

                   (1)  Capital stock subscribed for shall
              be deemed to be outstanding as of the time of acceptance of any subscription and the entry thereof on the books of the Corporation and the net price thereof (i.e., less commission) shall be deemed to be an asset of the Corpora-tion;

                   (2)  Capital stock surrendered for
              purchase by the Corporation pursuant to the provisions of subdivision (a) of section (4) of the foregoing Article FIFTH, shall be deemed to be outstanding until the close of business on the date as of which such value is being determined (i.e., the first full business day on which the New York Stock Exchange is open next succeeding the date on which such capital stock is surrendered to the

              Corporation for purchase) and thereupon and until paid the price thereof shall be deemed to be a liability of the Corporation; and

                   (3)  Capital stock purchased or
              contracted to be purchased by the Corporation pursuant to the provisions of subdivision (b) of section (4) of the foregoing Article FIFTH, shall be deemed to be outstanding until whichever is the later of (i) the time of the making of such purchase or contract to purchase, and (ii) the time as of which the purchase price is determined, and thereupon and until paid the purchase price thereof shall be deemed to be a liability of the Corporation.

         (d) The liquidating value of each share of the capital stock of the Corporation as of any time other than the close of the New York Stock Exchange on any day shall be determined by applying to the liquidating value as of the close of said Exchange on the preceding business day, computed as provided in subdivision (c) of this section (9), such adjustments are as authorized by or pursuant to the direction of the Board of Directors and designed reasonably to reflect any material changes in the market value of securities and other assets held and any other material changes in the assets or liabili-ties of the Corporation or in the number of its outstanding shares which shall have taken place since the close of said Exchange on such preceding business day.

         (e) In addition to the foregoing, the Board of Directors is empowered, in its absolute discretion, to establish other bases and times for determining the liquidating value of each share of the capital stock of the Corporation whenever such other bases and times are deemed by it to be necessary or desirable in order to enable the Corporation to comply with any provision of the Investment Company Act of 1940 or any rule or regulation thereunder, including any rule or regulation made or adopted pursuant to Section 22 of the Investment Company Act of 1940 by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934.

         (f) Payment of the liquidating value of capital stock of the Corporation tendered to it for repurchase pursuant to the provisions of subdivision (a) of section (4) of the foregoing Article FIFTH, shall be made by the Corporation within four business days after the date as of which such value must be determined, to the extent that the Corporation shall have any surplus available for such purpose as aforesaid, and out of such surplus.

         (10) The Board of Directors shall, subject to the laws of Maryland have power to determine from time to time whether and to what extent any dividends shall be paid in shares of the Corporation's stock or other property or any rights to subscribe for shares of the Corporation's stock shall be granted to its stockholders and at what price, whether liquidating value or more or less.

         (11) A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article SEVENTH shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.

         EIGHTH: The Corporation reserves the right, from time to time, when authorized by vote of the holders of a majority of the stock then outstanding, to make any amend-ment of the provisions of its certificate of incorporation, including any amendment changing the terms of its outstanding stock by classification, reclassification or otherwise; and all rights at any time conferred upon the stockholders of the Corporation by its certificate of incorporation are granted subject to the provisions of this Article EIGHTH.

         III.  The provisions set forth in these Articles of

Restatement constitute all of the provisions of the Charter

of the Corporation currently in effect.

         IV.  The restatement of the Charter of the Corpora-

tion has been approved by a majority of the entire board of

directors. The Corporation has eight directors currently in office. These directors are David H. Dievler, Ruth Block,

John D. Carifa, General Andrew J. Goodpaster, Dr. James M.

Hester, Hon. James D. Hodgson, Clifford L. Michel, and Rear

Admiral Chester W. Nimitz, Jr.

         V.  The Charter is not amended by these Articles of

Restatement.

         VI.  The current address of the principal office of

the Corporation and the name and address of the current

resident agent of the Corporation are as set forth in the

Charter as reported.

         IN WITNESS WHEREOF, Alliance Growth and Income
Fund, Inc. has caused these presents to be signed in its
name and on its behalf by its President and attested by its
Secretary on March   , 1991.

                      ALLIANCE GROWTH AND INCOME FUND, INC.


                      By:/s/David H. Dievler
                      -------------------------
                          David H. Dievler
                          President



Attested:


         [seal]


/s/Mary A. Barry

Mary A. Barry
Secretary


         THE UNDERSIGNED, the President of Alliance Growth and Income Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Restatement, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Restatement to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, all matters and facts set forth therein with respect to the approval thereof of said Articles of Restatement are true in all material respects, under the penalties of perjury.


                          /s/David H. Dievler
                          -----------------------
                          David H. Dievler
                          President










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00250050.AB1